DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ___

(2) Aggregate number of securities to which transaction applies: ___

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___

(4) Proposed maximum aggregate value of transaction: _____

(5) Total Fee Paid: ___

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ___

(2) Form, Schedule or Registration Statement No.: ___

(3) Filing Party: ___

(4) Date Filed: ______

We Need Your Vote!

Your Prompt Response is Very Important.

February 2023

Dear Shareholder,

Please vote today on a matter affecting your investment in BNY Mellon Alcentra Global

Multi-Strategy Credit Fund, Inc. (Fund). We recently sent you proxy materials concerning an important proposal regarding the Fund, which will be considered at a reconvened Special Meeting of Shareholders to be held virtually on March 1, 2023. This reminder is being sent to you because you held shares in the Fund on the new record date of January 17, 2023, and we have not received your vote. Every vote counts and it is important that you vote, no matter how large or small your holdings may be.

PROPOSAL INFORMATION:

Shareholders are being asked to vote on a new sub-investment advisory agreement to ensure that Alcentra NY, LLC can continue to serve as the Fund's sub-adviser and provide uninterrupted day-to-day portfolio management services to the Fund. Unless a sufficient number of votes are obtained to approve the new sub-investment advisory agreement, Alcentra NY, LLC cannot continue to provide sub-advisory services for the Fund.

Your vote is critical to this process. Please vote promptly to avoid the extra soliciting required to receive sufficient votes prior to the shareholder meeting. If you hold your shares in a brokerage or bank account and are receiving this notice, your broker or bank cannot vote your shares and you must vote utilizing one of the options listed below.

Cast your vote today!

1. BY PHONE. You may cast your vote by telephone by (877) 361-7968 to cast your vote with a live proxy specialist, quickly and easily.

2. INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3. VIA MAIL. You may cast your vote by mail by signing, dating, and mailing the enclosed proxy card in the postage-paid return envelope provided.

For further information about the virtual shareholder meeting, the proposal and how to vote or to obtain another copy of the Proxy Statement, you can reach us at (877) 361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday, and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Sincerely,

David DiPetrillo

President

BNY Mellon Family of Funds